Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-178000

Prospectus Supplement No. 3

(To Prospectus dated April 11, 2012)

BNETEFACTOR, INC.

(FKA Horizontal Marketing Corp.)

This Prospectus Supplement No. 3 contains information that supplements and updates our prospectus dated April 11, 2012, and Prospectus Supplements No. 1 and No. 2 dated May 15, 2012 and August 13, 2012, respectively, and should be read in conjunction with such prospectus and supplements

This prospectus relates to the resale by our selling stockholders beginning on page 13 of the 1,000,000 shares of our common stock held by sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on and trading on an stock exchange and thereafter at prevailing market prices or privately negotiated prices.

Quarterly Report on Form 10-Q

This prospectus supplement is being filed to include the information set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which is attached hereto and incorporated herein by reference.

 Change of Control

On August 30, 2012, Anthony E. Sklar and Gerald E. Sklar each acquired 1,400,000 shares of Horizontal Marketing Corp. (the “Company”) from a third party.

On September 4, 2012, Bradley R. Jones, the former President and controlling shareholder of the Company, entered into a Stock Purchase Agreement with Anthony E. Sklar, Gerald E. Sklar, Marion Freijsen and Adriaan Reinders, whereby Mr. Jones sold all of his 5,000,000 restricted shares of the Company, $0.001 par value per share (the “Shares”), and Anthony E. Sklar purchased 550,000 Shares, Gerald E. Sklar purchased 550,000 Shares, Marion Freijsen purchased 1,950,000 Shares, and Adriaan Reinders purchased 1,950,000 Shares.

As a result of the aforementioned transactions, the following four shareholders collectively own 7,800,000 shares of the Company’s common stock as set forth below which consists 88.86% of the total 8,800,000 issued and outstanding shares of the Company’s common stock as follows:

Marion Freijsen …………… 1,950,000 Shares;

Adriaan Reinders .………… 1,950,000 Shares;

Gerald Sklar ………………. 1,950,000 Shares; and

Anthony Sklar …………….. 1,950,000 Shares.

1

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On September 5, 2012, the Board of Directors appointed that the following persons as directors of the Corporation to serve until the next annual meeting of the shareholders and until their successors are duly appointed:

Adriaan Reinders;

Gerald E. Sklar;

Anthony E. Sklar;

Marion Freijsen;

Michael Wehrs;

James E. Solomon; and

Thomas Trainer.

Also on September 5, 2012, the Board of Directors appointed the following persons as officers of the Corporation to serve until the next annual meeting of Directors or until their successors have been elected and qualified:

Chairman of the Board …………….……Gerald E. Sklar

Chief Executive Officer…………………Gerald E. Sklar

President …………..…………………….Adriaan Reinders

Chief Financial Officer ………………….Robert Nickolas Jones

Chief Operating Officer ………….……...Marion Freijsen

Chief Technology Officer ……..........…..Anthony E. Sklar

Secretary …….………….………..……...Gerald E. Sklar

Following the appointment of the above named officers and directors, Bradley R. Jones resigned as an officer and director of the Corporation.

Gerald E. Sklar – Chairman of the Board, CEO and Secretary

Mr. Sklar has more than 50 years of management and financial expertise, and he has raised more than two hundred million dollars in financing for public and non-public companies.  Mr. Sklar currently serves as the President, Chief Executive Officer (CEO) and Chairman of the Board of bNET Communications, Inc. – a content aggregator,  internet broadcasting company and an accredited media organization that creates and distributes video content pertaining to new technology, primarily at corporate and consumer events, trade shows, and conferences. The company specializes in streaming live broadcasts of corporate annual meetings over the Internet for many large and small firms, streaming awards shows for various business sectors, and providing extensive conference coverage for a variety of fields, including mobile, healthcare, display, wireless, and other technologies. The company provides more than 2.5 million streams per month, and has a global audience exceeding 7 million. Since 2001, Mr. Sklar has also served as the President, CEO and Chairman of the Board of bNET Communications’ parent corporation, Winmax Trading Group, Inc.  Mr. Sklar’s experience includes serving as an Officer and Director of American Benefits Group, Inc., a gem resource mining firm with operations in Madagascar (1997 – 2002); and a Director of Seabord Life Insurance Company, where he helped lead a merger team to acquire other insurance companies.  Since 1989, Mr. Sklar has also been self-employed in the field of finance.  Mr. Sklar holds a Bachelor of Arts Degree in Economics from the University of British Columbia in Vancouver, British Columbia, Canada.  After graduation, he worked as an accountant and auditor for a Vancouver accounting firm from 1964 – 1970.

Adriaan Reinders – Director and President

2

Mr. Reinders has more than 40 years’ experience in the information technology industry.  His areas of expertise include strategic development, business development, corporate finance, sales leadership, technology, business consulting, and operations management.  Mr. Reinders has launched numerous businesses from the ground-up, growing and selling them through all economic cycles.  He is the Co-Founder and Chief Executive Officer (CEO) of E-Factor Corp., a global social network for entrepreneurs providing them with online and offline support regarding funding, business development, cost savings and knowledge Mr. Reinders oversees the daily operations of the company, and his responsibilities include locating funds for company expansion.   Mr. Reinders is also the Co-Founder and until 2010 served as an Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies.  Further, he was a founder and served as the Acting Chief Executive Officer of Supply Chain Solutions B.V., a global business solutions firm specializing in supply chain management and software services for the U.S. pharmaceutical manufacturers and large European retailers. In 989, Mr. Reinders founded Rijnhaave, a Netherlands information technology company specializing in systems integration, and subsequently executed six acquisition transactions in the Netherlands and the U.S. before selling the company to Syntegra, a subsidiary of British Telecom.  In 1975, Mr. Reinders founded Microlife, a Netherlands information technology firm specializing in customer services and training for mainframe environments.  Mr. Reinders’ extensive engagements include serving as a board member of the Kelley School of Business at the University of Indiana, the Executive Chairman of Artilium (a publicly held company), and a former Board Member of Global IT Division of British Telecom.  He is also a frequent speaker and a published author with books on entrepreneurial networking and social media.  Mr. Reinders holds a degree in Social Geography from the University of Amsterdam.

Marion Freijsen – Director and Chief Operating Officer

Ms. Freijsen is the Co-Founder and Chief Operating Officer (COO) of E-Factor Corp., a global social network for entrepreneurs providing them with online and offline support regarding funding, business development, cost savings and knowledge.  Ms. Freijsen built the E-Factor network to 100,000 members in four years, and currently E-Factor has approximately 700,000 members in the U.S. and provides 60 events annually across the U.S.  Ms. Freijsen is also the owner of Elegio BV, a Netherlands company providing business consulting and management expertise in the areas of strategy, vision, finance, international expansion and business development for clients such as ING, Lloyds, BASF and Numico.  In addition, Ms. Freijsen is the founder and the former Chief Executive Officer (CEO) and Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies.  Ms. Freijsen launched OHM Business Development with no outside investment, and in five years she established a portfolio of more than 100 clients.  Her expertise includes arranging meetings for clients with the senior management and/or board members of Fortune 1500 companies, such as HSBC, Barclays Bank, ING, BP, Shell and Exxon.  Ms. Freijsen’s background also includes serving as a former Vice President (Central Europe) for Currenex Ltd., Commercial Director of Speedport NV, Country Manager (Benelux) for Newsedge Corp., Major Account Manager for ICV Ltd. / S&P Comstock, and Account Manager for Bloomberg Financial Markets.  Ms. Freijsen is the author of several books on entrepreneurial networking and social media, and she is a frequent speaker at global conferences in Boston, San Francisco, New York and Berlin.  Ms. Freijsen holds a marketing degree from the Chartered Institute of Marketing in London.

Anthony E. Sklar – Director and Chief Technology Officer

Mr. Sklar has more than 10 years of experience in the management and technical areas of internet broadcasting. One of the pioneers of online video broadcasting,  he currently serves as the Chief Operating Officer (COO) and Director of bNET Communications, Inc. – a content aggregator,  internet broadcasting company and an accredited media organization that creates and distributes video content pertaining to new technology, primarily at corporate and consumer events, trade shows, and conferences. The company specializes in streaming live broadcasts of corporate annual meetings over the Internet for many large and small firms, streaming awards shows for various business sectors, and providing

3

extensive conference coverage for a variety of fields, including mobile, healthcare, display, wireless, and other technologies. The company provides more than 2.5 million streams per month, and has a global audience exceeding 7 million.  A founding member of bNET, Mr. Sklar is the lead anchor, managing editor and Director of Programming for the award-winning network.  In his leadership role, Mr. Sklar has been instrumental in the growth of the company.  As an accomplished anchor, Mr. Sklar has interviewed many heads of state, government officials, and organizational leaders from around the globe, as well as many corporate leaders, including Allan Mulally, Ted Turner, and Anne Bouverot.  Further, Mr. Sklar has more than 10 years of experience in the financial sector, beginning with on-the-ground-reporting at the NYSE, the NASDAQ and the NYMEX.  Mr. Sklar has completed many courses in the financial services field, including financial planning, and the required CFA classes. His diverse educational background also includes studies in Biology, Life Sciences, Biotechnology and Anthropology.

Robert Nickolas Jones – Chief Financial Officer

Mr. Jones  received a Bachelor of Arts degree in Economics from Brigham Young University in 2002, before attending Delta Connections Academy to become a professional airline pilot.  After working as a pilot for Mesa Airlines, in 2007 Mr. Jones began working as an accounting consultant for for J&J Consultants, LLC, in Farmington, Utah.  During his time at J&J Consultants, Mr. Jones has provided accounting services for various private and public companies, as well as the SEC Edgarizing services for public companies.  Mr. Jones is also currently serving as the CFO of AD Systems, Inc.  He lives in Clearfield, Utah, and is working towards a Master’s Degree in Accounting at Weber State University

Michael Wehrs – Director

Mr. Wehrs has extensive experience in the wireless industry, having held several key positions.  Currently, he is the Chief Executive Officer (CEO) and President of Scanbuy – a global provider of mobile barcode solutions that use the camera phone to allow users to access product descriptions, coupons,  contests, promotions and other information.  The Company’s Cloud-based code management platform is used by numerous well-recognized brands, including the Olympics, Coca Cola, Staples, Home Depot, Panasonic, and HP.  Since joining Scanbuy, Mr. Wehrs has secured 8 million dollars in funding, deployed two monetization strategies, doubled the size of the organization, closed 45 annual contracts to license the Scanlife platform, and substantially grown the revenues of the company.  Most recently, Mr.Wehrs was the Global CEO and President of the Mobile Marketing Association (MMA). There, he directed all activities of the MMA and provided leadership for its 700 members, representing more than 40 countries worldwide, including aggregators, agencies, brands, carriers, and developers. Mr. Wehrs has also held executive managementpositions at Nuance Communications, Inc., Microsoft Corporation, AOL, Ignition Corp., Sony and Samsung Electronics.  He has sat on a number of industry standards boards, including CTIA, OMA, .mobi, Bluetooth SIG, WAP Forum, and QIC committees.  He is currently a Director of bNET Communications, Inc., and is an advisor to several notable companies in the mobile and marketing industries.  Mr. Wehrs holds a Bachelor of Science degree in Computer and Information Science from the Syracuse University.

James E. Solomon – Director

Mr. Solomon is a Certified Public Accountant (CPA) and has served as a Chief Financial Officer (CFO), Director and Audit Committee Chairman of several publicly held companies.  Since 2008, Mr. Solomon has been the Chief Financial Officer and a Director of Broadcast International.  From 2001 – 2008, he served as a Director of Nevada Chemicals Company, and from 1990 – 2001, he was a Director of Lifshultz Industries.  Mr. Solomon has served as the Audit Committee Chairman for Broadcast International, Nevada Chemicals Company, and Lifshultz Industries, all publicly held companies.

Thomas Trainer – Director

4

Mr. Trainer has more than 40 years of experienced in the field of information technology, which began in 1966 when he joined Honeywell Inc.  Mr. Trainer has served as Chief Information Officer (CIO) for Citigroup, Reebok, Eli Lilly & Co., Seagram, and PepsiCo.  He has received several industry awards, including being named the “CIO of the Year” in 1994 by Information Week Mgazine in recognition of his leadership of Reebok Business Process / Information Technology Global Transformation.  Mr. Trainer was also recognized as the “CIO of the Decade” in 1998 by CIO Magazine, and he was awarded the “Albert Einstein Award” for Information Technology in Jerusalem in 2005 by the former Israeli Prime Minister, Mr. Ehud Barak.   Mr. Trainer is the former Chairman and a current Board Member of BTM Corporation, a private technology company.  He is also a former Board Member of Artilium Corp. (based in Belgium and publicly traded in London, England) and Eqmentor, a private company.

Family Relationships

Other that the father and son relationship between Gerald E. Sklar and Anthony E. Sklar, there are no other family relationships between any of the Company's directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Amended and Restated Articles of Incorporation

On September 27, 2012, Horizontal Marketing Corp. (the “Company”), by unanimous written consent of the Directors and the consent of Stockholders holding a majority of the issued and outstanding shares approved the amendment and restatement of the Articles of Incorporation, in their entirety, to:

•

Change the name of the Corporation to BnetEFactor, Inc.;

•

Increase the number of shares which the Corporation is authorized to issue to nine hundred million (900,000,000) shares, consisting of eight hundred million (800,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) and (b) one hundred million (100,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) issuable in one or more series with such rights, preferences and privileges as determined by the Board of Directors; and

·

•

Adopt Article 11, which provides that the approval of not less than 75% of the outstanding shares of the Common Stock shall be required to approve the following matters:

(a)

The removal of any director of the Corporation; or

(b)

The sale of all or substantially all of the assets of the Corporation;

(c)

Any amendment, alteration, or repeal of the indemnification provisions set forth in Article 10; and,

(d)

Any amendment, alteration, or repeal of this Article 11.

Amended and Restated Bylaws

Also on September 27, 2012, the Company by unanimous written consent of the Directors and the consent of Stockholders holding a majority of the issued and outstanding shares, voted to approved the amendment and restatement of the By-laws, in their entirety, to provide that that any bylaw or amendment to the bylaws adopted by the Board of Directors will require the vote of 2/3 of the Company’s Board of Directors.  The Amended and Restated Bylaws became effective on September 27, 2012.

5

A copy of both the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws were filed as Exhibit 3.01 and  Exhibit 3.02, respectively on Form 8-K filed on October 3, 2012.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement.  This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus, including any supplements and amendments thereto.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

There are significant risks associated with an investment in our common stock. These risks are described under the caption “Risk Factors” beginning on page 3 of the Prospectus, as the same may be updated in prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 15, 2012.

6

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the quarterly period ended: September 30, 2012

Commission File Number     333-178000

BnetEFactor, Inc.

 (Exact name of Registrant as specified in its charter)

Nevada	30-0523156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 West 26th Street, 5th Floor, New York, NY 10001

 (Address of principal executive offices, Zip Code)

(855) 263-8332

 (Registrant’s telephone number, including area code)

Horizontal Marketing Corp., 857 E. Southfork Drive, Draper, Utah 84040

 (Former Name, Former Address)

Indicate by check mark whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes [X]  No [  ]

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).   Yes [X]   No [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,”  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [X] No [  ]

As of November 14, 2012, the Registrant had 8,800,000 shares of its $0.001 par value Common Stock outstanding.

TABLE OF CONTENTS

		Page
PART I - FINANCIAL INFORMATION

	Item 1. Financial Statements
	Condensed Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011	4
	Condensed Consolidated Statements of Operations for the three months ended September 30, 2012 and September 30, 2011, nine months ended September 30, 2012 and September 30, 2011and from inception on December 29, 2008 through September 30, 2012	5
	Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2012 and September 30, 2011, and from inception on December 29, 2008 through September 30, 2012	6
	Notes to the Condensed Consolidated Financial Statements	7
Item 2.	Management’s Discussion and Analysis of the Financial Condition and Results of Operations	9
	Item 3. Quantitative and Qualitative Disclosures About Market Risk	11
	Item 4 Controls and Procedures	11

PART II - OTHER INFORMATION
	Item 1. Legal Proceedings	12
	Item 1A. Risk Factors	12
	Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	12
	Item 3. Defaults Upon Senior Securities	12
	Item 5. Other Information	12
	Item 6. Exhibits	12

PART I

FINANCIAL INFORMATION

ITEM 1.

FINANCIAL STATEMENTS

BnetEFactor, Inc.
(FKA Horizontal Marketing Corp.)
(A Development Stage Company)
Condensed Consolidated Balance Sheets

ASSETS

	September 30,	December 31,
	2012	2011
	(Unaudited)
CURRENT ASSETS

Cash	$8,927	$18,673

Total Current Assets	8,927	18,673

TOTAL ASSETS	$8,927	$18,673

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$-	$55
Accounts payable - related parties	22,453	2,194

Total Current Liabilities	22,453	2,249

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock: $0.001 par value, 100,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value, 800,000,000 shares
authorized, 8,800,000 and 8,800,000 shares
issued and outstanding, respectively	8,800	8,800
Additional paid-in capital	115,200	115,200
Deficit accumulated during the development stage	(137,526)	(107,576)

Total Stockholders' Equity (Deficit)	(13,526)	16,424

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$8,927	$18,673

The accompanying notes are an integral part of these condensed financial statements.

BnetEFactor, Inc.
(FKA Horizontal Marketing Corp.)
(A Development Stage Company)
Condensed Consolidated Statements of Operations
(Unaudited)

					From Inception of
					the Development
					Stage on December
	For the Three Months Ended		For the Nine Months Ended		29, 2008 Through
	September 30,		September 30,		September 30,
	2012	2011	2012	2011	2012

REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES

Impairment of intangible assets	-	-	-	-	25,000
Professional fees	9,692	970	26,759	9,145	97,016
General and administrative	550	-	3,191	1,716	15,510

Total Operating Expenses	10,242	970	29,950	10,861	137,526

LOSS FROM OPERATIONS	(10,242)	(970)	(29,950)	(10,861)	(137,526)

INCOME TAX EXPENSE	-	-	-	-	-

NET LOSS	$(10,242)	$(970)	$(29,950)	$(10,861)	$(137,526)

BASIC AND DILUTED LOSS
PER COMMON SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	8,800,000	8,800,000	8,800,000	8,585,824

The accompanying notes are an integral part of these condensed financial statements

BnetEFactor, Inc.
(FKA Horizontal Marketing Corp.)
(A Development Stage Company)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

			From Inception
			on December 29,
	For the Nine Months Ended		2008 Through
	September 30,		September 30,
	2012	2011	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(29,950)	$(10,861)	$137,525
Adjustments to reconcile net loss to
net cash used in operating activities:
Common stock issued for services	-	-	3,000
Impairment of intangible assets	-	-	25,000
Changes in operating assets and liabilities:
Refundable deposits	-	4,100	-
Accounts payable	(55)	-	-
Accounts payable - related parties	20,259	902	22,453
Net Cash Used in Operating Activities	(9,746)	(5,859)	187,978

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issued for cash	-	25,000	96,000
Net Cash Provided by Financing Activities	-	25,000	96,000

NET INCREASE (DECREASE) IN CASH	(9,746)	19,141	283,978

CASH AT BEGINNING OF PERIOD	18,673	2,227	-

CASH AT END OF PERIOD	$8,927	$21,368	$283,978

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

NON CASH FINANCING ACTIVITIES:

Common stock issued for subsidiary	$-	$-	$25,000

The accompanying notes are an integral part of these condensed financial statements.

BnetEFactor, Inc.

(fka Horizontal Marketing Corp.)

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements

September 30, 2012 and December 31, 2011

NOTE 1 - CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying condensed consolidated financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2012, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's September 30, 2012 audited consolidated financial statements.  The results of operations for the periods ended September 30, 2012 and 2011 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

         NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

BnetEFactor, Inc.

(fka Horizontal Marketing Corp.)

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements

September 30, 2012 and December 31, 2011

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

             NOTE 4 - COMMON STOCK

The Company has 800,000,000 common shares authorized at par value of $0.001 and 8,800,000 shares issued and outstanding as of September 30, 2012.  The following is a list of all issuances of the Company’s common stock:

On November 13, 2009 the Company sold 2,800,000 shares of its common stock for cash at $0.025 per share for total cash of $70,000.

On December 21, 2009 the Company issued 1,000,000 shares of its common stock valued at $0.025 per share to purchase a subsidiary.

During the year ended December 31, 2011 the Company issued 1,000,000 shares of common stock to various investors at $0.025 per share for total cash proceeds of $25,000.

         NOTE 5 – SIGNIFICANT EVENTS

On September 27, 2012, the Company, by unanimous written consent of the Directors and the consent of Stockholders holding a majority of the issued and outstanding shares approved the amendment and restatement of the Articles of Incorporation, in their entirety, to change the name of the Company to BnetEFactor, Inc. and to increase the number of shares which the Company is authorized to issue to nine hundred million (900,000,000) shares, consisting of eight hundred million (800,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) and (b) one hundred million (100,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) issuable in one or more series with such rights, preferences and privileges as determined by the Board of Directors;

         NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 Company management reviewed all material events through the date of this report and there are no material subsequent events to report.

ITEM 2

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder,  The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this periodic report.  Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically  Digital Publishing industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” "estimate" "continuing" "ongoing" "expect"“will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this registration statement.

All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

A.

Results of Operations

For the three months ended September 30, 2012 and 2011

Revenue was $-0- in 2012 and from $-0- in 2011.  We do not expect to realize revenues until we complete our website during 2012.

Our operating expenses for three months ended September 30, 2012 were $10,242 compared to $970 in 2011, an increase of $9,272.  The primary component of operating expenses during the three months ended September 30, 2012 was professional fees of $9,692. This compares to professional fees of $970 during 2011. In 2012 professional fees were higher by approximately $8,722 due to legal and accounting expenses incurred in connection with the filing of our registration statement with the SEC.

Our net loss for the three months ended September 30, 2012 was $10,242, compared to a net loss of $970 in 2011. This translates to a loss per share of $0.00 in both periods.

For the nine months ended September 30, 2012 and 2011

Revenue was $-0- in 2012 and from $-0- in 2011.  We do not expect to realize revenues until we complete our website during 2012.

Our operating expenses for the nine months ended September 30, 2012 were $29,950 compared to $10,861 in 2011, an increase of $19,089.  The primary component of operating expenses during 2012 was professional fees of $26,759. This compares to professional fees of $9,145 during 2011. In 2012 professional fees were higher by approximately $17,614 due to legal and accounting expenses incurred in connection with the filing of our registration statement with the SEC.

Our net loss for the nine months ended September 30, 2012 was $29,950, compared to a net loss of $10,861 in 2011. This translates to a loss per share of $0.00 in both periods.

B.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Cash Requirements

We believe that we will have sufficient cash from operations to meet our operating requirements for three months.

Liquidity and Capital Resources

Overview

For the nine months ended September 30, 2012 and 2011

We used $9,746, of cash for operating activities during the period ended September 30, 2012 compared to $5,859 during 2011. The cash was used to pay our operating expenses.

Financing Activities

We received $-0- of cash from the sale of common stock during the nine months ended September 30, 2012 compared with $25,000 of cash from the sale of common stock during the nine months ended September 30, 2011. This left us with cash of $8,927, as of September 30, 2012.

We estimate that our existing capital resources are sufficient to meet our needs through December 30, 2012.  By such time we expect to be cash flowing, however if we do not meet our goals additional funding will be required to continue our operations which will require us to raise funds through the issuance of debt or equity securities.

Our independent auditors have qualified their opinion for the year ended December 31, 2011 and 2010 to indicate that substantial doubt exists regarding our ability to continue as a going concern. If we are unable to commence revenue producing activities by September 2012 we may be required to raise additional operating capital through the sale of our common stock.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, Quiet Star, Inc.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Financial instruments, including cash and accrued expenses and other liabilities are carried at amounts, which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest, which are consistent with market rates.

Revenue Recognition

The Company will determine its revenue recognition policies upon commencement of principle operations.

Stock-based compensation

The Company has adopted ASC 718 effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of ASC 718.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

ITEM 3.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 4.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms, and that information is accumulated and communicated to our management, including our principal executive and principal financial officer (whom we refer to in this periodic report as our Certifying Officer), as appropriate to allow timely decisions regarding required disclosure.

Our management evaluated, with the participation of our Certifying Officer, the effectiveness of our disclosure controls and procedures as of September 30, 2012, pursuant to Rule 13a-15(b) under the Securities Exchange Act. Based upon that evaluation, our Certifying Officer concluded that, as of September 30, 2012, our disclosure controls and procedures were not effective.

Changes in Internal Controls

There have not been any changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended September 30, 2012 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 1.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding.  No federal, state or local governmental agency is presently contemplating any proceeding against the Company.  No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

ITEM 1A.

RISK FACTORS

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 2.

UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEDS

None

ITEM 3.

 DEFAULTS UPON SENIOR SECURITIES

None

ITEM 5.

OTHER INFORMATION

None.

ITEM 6.

EXHIBITS

(a)

Documents filed as part of this Report.

1.

Financial Statements.  The unaudited condensed consolidated Balance Sheet of Horizontal Marketing Corp. as of September 30, 2012 and the audited consolidated Balance Sheet as of December 31, 2011, the unaudited condensed consolidated Statements of Operations for the three months ended September 30, 2012 and 2011, nine months ended September 30, 2012 and 2011 and the period from inception on December 29, 2008 through September 30, 2012, and the unaudited condensed consolidated Statements of Cash Flows for the nine-month periods ended September 30, 2012 and 2011 and from inception on December 29, 2008 through September 30, 2012, together with the notes thereto, are included in this Quarterly Report on Form 10-Q.

3.

Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
31.1	CEO certification pursuant to Section 302 of The Sarbanes – Oxley Act of 2002 (1)
31.2	CFO certification pursuant to Section 302 of The Sarbanes – Oxley Act of 2002 (1)
32.1	CEO and CFO certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (1)
10.1

The following materials from the Company's Quarterly Report on Form 10-Q for the quarter ended S, 2011 formatted in Extensible Business Reporting Language (“XBRL”): (i) the balance sheets (unaudited) ; (ii) the statements of operations (unaudited); (iii) the statements of cash flows (unaudited); and, (iv) related notes.  (2)

(1)

Filed herewith.

(2)

Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files submitted under Exhibit 101 are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section. Such exhibit shall not be deemed incorporated into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BNETEFACTOR, INC.

/s/ Gerald E. Sklar
Dated: November 15, 2012
By: Gerald E. Sklar
Its: Chief Executive Officer and Secretary

/s/ Robert Nickolas Jones
Dated: November 15, 2012
By: Robert Nickolas Jones
Its: Chief Financial Officer